Exhibit 99.1

MercadoLibre, Inc. Announces Proposed Offering of $300 Million of Convertible Senior Notes due 2019

NEW YORK, New York, June 23, 2014 — MercadoLibre, Inc. (“MercadoLibre”) (Nasdaq: MELI) today announced that it intends to offer, subject to market and other conditions, US$300 million aggregate principal amount of Convertible Senior Notes due 2019 (the “notes”). MercadoLibre expects to grant the initial purchasers a 13-day option to purchase up to an additional $30 million principal amount of notes, solely to cover over-allotments.

The notes will pay interest semiannually and will mature on July 1, 2019, unless earlier repurchased or converted in accordance with their terms prior to such date. MercadoLibre will not have the right to redeem the notes prior to maturity. Prior to January 1, 2019, the notes will be convertible at the option of holders of the notes only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the notes will receive shares of MercadoLibre’s common stock, cash or a combination thereof, at MercadoLibre’s election. The interest rate, initial conversion rate and other terms of the notes will be determined by negotiations between MercadoLibre and the initial purchasers of the notes at the time of the pricing of the offering.

In connection with the pricing of the notes, MercadoLibre intends to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the notes or their respective affiliates (the “option counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of MercadoLibre’s common stock underlying the notes and are expected generally to reduce the potential dilution to MercadoLibre’s common stock upon conversion of the notes and/or offset any cash payments MercadoLibre is required to make in excess of the principal amount of any converted notes, as the case may be, in the event that the market price per share of MercadoLibre’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions (which is initially expected to correspond to the initial conversion price of the notes and be subject to certain adjustments substantially similar to those contained in the notes). If, however, the market price per share of MercadoLibre’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, upon conversion of the notes to the extent that such market price exceeds the cap price of the capped call transactions. If the initial purchasers of the notes exercise their over-allotment option, MercadoLibre expects to enter into additional capped call transactions with the option counterparties.

MercadoLibre has been advised that, in connection with the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to MercadoLibre’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of MercadoLibre’s common stock or the notes at that time.

In addition, MercadoLibre has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to MercadoLibre’s common stock and/or purchasing or selling MercadoLibre’s common stock or other securities of MercadoLibre in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could also cause or avoid an increase or a decrease in the market price of MercadoLibre’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes.

MercadoLibre intends to exercise options it holds under the capped call transactions whenever notes are converted on or after March 1, 2019, and expects that upon any conversions of notes prior to March 1, 2019 or any repurchase of notes by MercadoLibre, a corresponding portion of the capped call transactions will be terminated. MercadoLibre has been advised that the option counterparties or their respective affiliates, in order to unwind their hedge positions with respect to those exercised or terminated options, are likely to buy or sell shares of MercadoLibre’s common stock or other securities or instruments of MercadoLibre, including the notes, in secondary market transactions or unwind various derivative transactions with respect to such common stock during the relevant valuation period under the capped call transactions, which generally corresponds to the observation period for the converted notes. These unwind activities could have the effect of increasing or decreasing the trading price of MercadoLibre’s common stock and, to the extent the activity occurs during any observation period related to a conversion of notes, could have the effect of increasing or reducing the value of the consideration that holders of the notes will receive upon conversion of the notes.

MercadoLibre expects to use a portion of the net proceeds from the offering of the notes to pay the cost of the capped call transactions. MercadoLibre intends to use the remainder of the net proceeds from the offering for general corporate purposes.

The notes and the common stock, if any, deliverable upon conversion of the notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. They may be offered and sold only in a transaction not subject to, or exempt from, registration under the Securities Act and other applicable securities laws. Accordingly, the notes are being offered only to qualified institutional buyers (“QIBs”) in accordance with Rule 144A under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities, and shall not constitute an offer, solicitation or sale of the notes or the common stock deliverable upon conversion of the notes (if any) in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About MercadoLibre

MercadoLibre hosts the largest online commerce platform in Latin America, which is focused on enabling e-commerce and its related services. Our platforms are designed to provide our users with a complete portfolio of services facilitating e-commerce transactions. We are market leaders in e-commerce in each of Argentina, Brazil, Chile, Colombia, Costa Rica, Ecuador, Mexico, Peru, Uruguay and Venezuela, based on unique visitors and page views. We also operate online commerce platforms in the Dominican Republic, Panama and Portugal.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding: the proposed offering, the anticipated use of proceeds of the offering and the expectations regarding size and timing of completion of the offering, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.